Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company of our reports dated June 15, 2005 relating to the financial statements of MagnaChip Semiconductor LLC, which appear in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Samil PricewaterhouseCoopers

Seoul, KOREA

July 18, 2005